As filed with the Securities and Exchange Commission on March 15, 2012
Registration No. 333-157087

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Post-Effective Amendment No. 5 to
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES
ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
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WELLS TIMBERLAND REIT, INC.
(Exact name of registrant as specified in its governing instruments)
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6200 The Corners Parkway
Norcross, Georgia 30092-3365
(770) 449-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Leo F. Wells, III
President
Wells Timberland REIT, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
(770) 449-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Rosemarie A. Thurston
Lesley H. Solomon
Alston & Bird LLP
1201 W. Peachtree Street, Atlanta, Georgia 30309-3424
(404) 881-7000
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Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof other than those securities registered under the registrant’s distribution reinvestment plan.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Deregistration of Shares of Common Stock

Wells Timberland REIT, Inc. (the “Registrant”) filed a Registration Statement on Form S-11 (Commission File No. 333-157087) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 6, 2009, pursuant to which the Registrant registered up to 220,942,408 shares of the Registrant’s common stock, $0.01 par value, for sale in its second public offering (the “Follow-On Offering”). Of the 220,942,408 shares registered, up to 200,000,000 shares of the Registrant’s common stock were to be issued in a primary offering at $10.00 per share, and up to 20,942,408 shares of the Registrant’s common stock were to be issued pursuant to the Registrant’s distribution reinvestment plan at $9.55 per share.

The Registrant sold a total of 12,476,182 shares of common stock in its Follow-On Offering, none of which were issued pursuant to the Registrant’s distribution reinvestment plan. By filing this Post-Effective Amendment No. 5 to the Registration Statement, the Registrant hereby terminates the primary offering of shares on this Registration Statement and withdraws from registration 187,523,818 unsold primary offering shares of its common stock. The Registrant continues to offer from time to time the distribution reinvestment plan shares registered on this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 15th day of March, 2012.

Wells Timberland REIT, Inc.

By:	/s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President, Secretary and Treasurer

	Signature	Title(s)	Date

	*	President (Principal Executive Officer)	March 15, 2012
Leo F. Wells, III

	/s/ Douglas P. Williams	Executive Vice President, Secretary, and Treasurer (Principal Financial Officer)	March 15, 2012
Douglas P. Williams

	*	Director	March 15, 2012
Jess E. Jarratt

	*	Director	March 15, 2012
E. Nelson Mills

	*	Independent Director	March 15, 2012
Michael P. McCollum

	*	Independent Director	March 15, 2012
Donald S. Moss

	*	Independent Director	March 15, 2012
Willis J. Potts, Jr.

	*	Independent Director	March 15, 2012
George W. Sands

* By:	/s/ Douglas P. Williams		March 15, 2012
Douglas P. Williams, as attorney-in-fact